Exhibit 99.1

Appian Announces Third Quarter 2021 Financial Results

Cloud subscription revenue increased 36% year-over-year to $46.7 million
Subscriptions revenue increased 32% year-over-year to $67.2 million

McLean, VA – November 4, 2021 – Appian (Nasdaq: APPN) today announced financial results for the third quarter ended September 30, 2021.

“Appian's cloud subscription revenue grew 36%, which is above the top end of our guidance. Appian is an 'engine for change' that is unifying process mining, workflow, and automation within a single low-code platform. Companies are choosing Appian to adapt quickly to the increasing pace of change,” said Matt Calkins, CEO & Founder.

Third Quarter 2021 Financial Highlights:

•Revenue: Cloud subscription revenue was $46.7 million for the third quarter of 2021, up 36% compared to the third quarter of 2020. Total subscriptions revenue, which includes sales of our SaaS subscriptions, on-premises term license subscriptions, and maintenance and support, increased 32% year-over-year to $67.2 million for the third quarter of 2021. Professional services revenue was $25.2 million for the third quarter of 2021, compared to $26.5 million for the third quarter of 2020. Total revenue was $92.4 million for the third quarter of 2021, up 20% compared to the third quarter of 2020. Cloud subscription revenue retention rate was 117% as of September 30, 2021.
•Operating loss and non-GAAP operating loss: GAAP operating loss was $(22.9) million for the third quarter of 2021, compared to $(7.5) million for the third quarter of 2020. Non-GAAP operating loss was $(13.5) million for the third quarter of 2021, compared to $(3.9) million for the third quarter of 2020.
•Net loss and non-GAAP net loss: GAAP net loss was $(25.4) million for the third quarter of 2021, compared to $(3.6) million for the third quarter of 2020. GAAP net loss per share was $(0.36) for the third quarter of 2021, based on 71.1 million weighted-average shares outstanding, compared to $(0.05) for the third quarter of 2020, based on 69.9 million weighted-average shares outstanding. Non-GAAP net loss was $(15.9) million for the third quarter of 2021, compared to $(34,000) for the third quarter of 2020. Non-GAAP net loss per share was $(0.22) for the third quarter of 2021, based on 71.1 million basic and diluted shares outstanding, compared to the $(0.00) net loss per share for the third quarter of 2020, based on 69.9 million basic and diluted shares outstanding. Third quarter of 2021 GAAP and non-GAAP net loss included $2.3 million, or $(0.03) per share, of foreign exchange losses. We do not forecast foreign exchange rate movements; hence, such movements were not included as part of our third quarter guidance.
•Adjusted EBITDA: Adjusted EBITDA loss was $(12.0) million for the third quarter of 2021, compared to adjusted EBITDA loss of $(2.4) million for the third quarter of 2020.
•Balance sheet and cash flows: As of September 30, 2021, Appian had total cash, cash equivalents, and investments of $188.5 million. Net cash used in operating activities was $(25.1) million for the three months ended September 30, 2021 compared to $(6.5) million of net cash used in operating activities for the same period in 2020.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter 2021 Business Highlights:

•Appian acquires Lana Labs, a leading process mining company and becomes the first recognized low-code vendor to unify process mining, workflow, and automation.
•Ocean Winds automates their complex business processes with Appian and reduces operating costs by 75%.

•The University of Texas at Dallas and Appian introduced a new course on Intelligent Automation for the 2021-2022 academic year, helping students establish a foundation for a low-code career.
•Pandora Jewelry uses Appian Workforce Safety to support the health and safety of its US employees and to keep retail stores and logistic centers open.
•Appian announced Wipro, NextWave, First Technology, KPMG Belgium, and Procensol as recipients of the 2021 International Partner awards.

Financial Outlook:

As of November 4, 2021, guidance for 2021 is as follows:

•Fourth Quarter 2021 Guidance:

◦Cloud subscription revenue is expected to be in the range of $48.8 million and $49.3 million, representing year-over-year growth of between 32% and 33%.
◦Total revenue is expected to be in the range of $95.0 million and $95.5 million, representing a year-over-year increase of between 16% and 17%.
◦Adjusted EBITDA loss is expected to be in the range of $(15.0) million and $(13.0) million.
◦Non-GAAP net loss per share is expected to be in the range of $(0.24) and $(0.21), assuming weighted average common shares outstanding of 71.2 million.

•Full Year 2021 Guidance:

◦Cloud subscription revenue is expected to be in the range of $177.0 million and $177.5 million, representing year-over-year growth of 37%.
◦Total revenue is expected to be in the range of $359.3 million and $359.8 million, representing a year-over-year increase of 18%.
◦Adjusted EBITDA loss is expected to be in the range of $(43.0) million and $(41.0) million.
◦Non-GAAP net loss per share is expected to be in the range of $(0.75) and $(0.73), assuming weighted average common shares outstanding of 71.1 million.

Conference Call Details:

Appian will host a conference call today, November 4, 2021, at 4:30 p.m. ET to discuss Appian's financial results for the third quarter ended September 30, 2021 and business outlook.

The live webcast of the conference call can be accessed on the Investor Relations page of Appian’s website at http://investors.appian.com. To access the call, please dial (800) 430-8332 in the U.S. or (323) 289-6581 internationally (Conference ID: 1366306). Following the call, an archived webcast will be available at the same location on the Investor Relations page. A telephone replay will be available for one week at (844) 512-2921 in the U.S. or (412) 317-6671 internationally with recording access code 1366306.

About Appian

Appian helps organizations build apps and workflows rapidly, with a low-code automation platform. Combining people, technologies, and data in a single workflow, Appian can help companies maximize their resources and improve business results. Many of the world’s largest organizations use Appian applications to improve customer experience, achieve operational excellence, and simplify global risk management and compliance. For more information, visit www.appian.com.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP weighted average shares outstanding, and adjusted EBITDA. These non-GAAP financial measures exclude the effect of stock-based compensation expense, gains or losses on disposals of assets, and certain litigation-related expenses consisting of legal and other professional fees which are not indicative of our core operating performance and are not part of our normal course of business.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, please see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis without unreasonable efforts due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures.

Appian uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results. Appian believes both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the fourth quarter and full year 2021, the impact of COVID-19, including the emergence of new variant strains of COVID-19, on our business and on the global economy, future investment by Appian in its go-to-market initiatives, increased demand for the Appian platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscriptions revenue and total revenue growth, are forward-looking statements. The words "anticipate," believe," "continue," "estimate," "expect," "intend," "may," "will," and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, the timing of Appian’s recognition of subscriptions revenue which may delay the effect of near term changes in sales on its operating results, and the additional risks and uncertainties set forth in the "Risk Factors" section of Appian’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on February 18, 2021 and other reports that Appian has filed with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties, and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Srinivas Anantha, CFA
703-442-8844
investors@appian.com

Media Contact
Ben Farrell
703-442-1067
ben.farrell@appian.com

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$127,122	$112,462
Short-term investments and marketable securities	61,384	109,826
Accounts receivable, net of allowance of $1,400 as of each of September 30, 2021 and December 31, 2020	110,223	97,278
Deferred commissions, current	21,632	17,899
Prepaid expenses and other current assets	26,208	27,955
Total current assets	346,569	365,420
Property and equipment, net	34,280	35,404
Long-term investments	—	36,120
Goodwill	27,414	4,862
Intangible assets, net of accumulated amortization of $902 and $429 as of September 30, 2021 and December 31, 2020, respectively	8,527	1,744
Operating right-of-use assets	29,218	30,659
Deferred commissions, net of current portion	42,035	34,198
Deferred tax assets	991	489
Restricted cash, non-current	3,240	—
Other assets	2,096	3,625
Total assets	$494,370	$512,521
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,899	$2,967
Accrued expenses	10,278	5,821
Accrued compensation and related benefits	28,727	22,981
Deferred revenue, current	122,833	116,256
Operating lease liabilities, current	6,606	6,923
Other current liabilities	77	940
Total current liabilities	178,420	155,888
Operating lease liabilities, net of current portion	49,592	51,194
Deferred revenue, net of current portion	2,041	3,886
Deferred tax liabilities	82	70
Other non-current liabilities	7,759	4,878
Total liabilities	237,894	215,916
Stockholders’ equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized and 39,667,317 shares issued and outstanding as of September 30, 2021; 500,000,000 shares authorized and 38,971,324 shares issued and outstanding as of December 31, 2020	4	4
Class B common stock—par value $0.0001; 100,000,000 shares authorized and 31,499,516 shares issued and outstanding as of September 30, 2021; 100,000,000 shares authorized and 31,707,866 shares issued and outstanding as of December 31, 2020	3	3
Additional paid-in capital	490,565	470,498
Accumulated other comprehensive loss	(2,410)	(5,010)
Accumulated deficit	(231,686)	(168,890)
Total stockholders’ equity	256,476	296,605
Total liabilities and stockholders’ equity	$494,370	$512,521

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Subscriptions	$67,240	$50,760	$187,952	$142,614
Professional services	25,177	26,544	76,319	80,329
Total revenue	92,417	77,304	264,271	222,943
Cost of revenue
Subscriptions	7,092	5,101	19,806	15,185
Professional services	19,415	16,450	56,065	51,641
Total cost of revenue	26,507	21,551	75,871	66,826
Gross profit	65,910	55,753	188,400	156,117
Operating expenses
Sales and marketing	42,071	31,633	118,575	94,891
Research and development	26,510	18,150	71,062	51,366
General and administrative	20,226	13,485	56,726	38,076
Total operating expenses	88,807	63,268	246,363	184,333
Operating loss	(22,897)	(7,515)	(57,963)	(28,216)
Other expense (income)
Other expense (income), net	2,329	(4,277)	4,141	(1,845)
Interest expense	72	119	233	390
Total other expense (income)	2,401	(4,158)	4,374	(1,455)
Loss before income taxes	(25,298)	(3,357)	(62,337)	(26,761)
Income tax expense	86	255	459	335
Net loss	$(25,384)	$(3,612)	$(62,796)	$(27,096)
Net loss per share:
Basic and diluted	$(0.36)	$(0.05)	$(0.89)	$(0.39)
Weighted average common shares outstanding:
Basic and diluted	71,118,881	69,923,553	70,935,585	68,611,994

APPIAN CORPORATION AND SUBSIDIARIES
STOCK BASED COMPENSATION EXPENSE
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cost of revenue
Subscriptions	$381	$236	$973	$678
Professional services	777	406	2,283	935
Operating expenses
Sales and marketing	1,448	427	3,753	1,837
Research and development	1,263	669	3,347	1,841
General and administrative	1,331	1,840	7,336	5,377
Total stock-based compensation expense	$5,200	$3,578	$17,692	$10,668

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(62,796)	$(27,096)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,071	4,485
Bad debt expense	61	778
Loss on disposal of property and equipment	78	22
Change in fair value of available-for-sale securities	(31)	—
Deferred income taxes	(522)	(162)
Stock-based compensation	17,692	10,668
Changes in assets and liabilities:
Accounts receivable	(10,005)	(22,594)
Prepaid expenses and other assets	2,734	4,491
Deferred commissions	(11,570)	(4,349)
Accounts payable and accrued expenses	10,797	(2,456)
Accrued compensation and related benefits	5,782	5,844
Other current and non-current liabilities	2,858	2,963
Deferred revenue	6,829	10,531
Operating lease liabilities	(476)	3,422
Net cash used in operating activities	(34,498)	(13,453)
Cash flows from investing activities:
Proceeds from sale of investments	84,592	—
Payments for acquisitions, net of cash acquired	(30,729)	(6,138)
Purchases of property and equipment	(2,473)	(1,036)
Net cash provided by (used in) investing activities	51,390	(7,174)
Cash flows from financing activities:
Principal payments on finance leases	—	(1,080)
Proceeds from public offering, net of underwriting discounts	—	108,260
Payments of costs related to public offerings	—	(18)
Proceeds from exercise of common stock options	2,375	3,175
Net cash provided by financing activities	2,375	110,337
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(1,367)	1,623
Net increase in cash, cash equivalents, and restricted cash	17,900	91,333
Cash, cash equivalents, and restricted cash at beginning of period	$112,462	$159,755
Cash, cash equivalents, and restricted cash at end of period	$130,362	$251,088
Supplemental disclosure of cash flow information:
Cash paid for interest	$240	$116
Cash paid for income taxes	$1,196	$630

APPIAN CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of non-GAAP operating loss:
GAAP operating loss	$(22,897)	$(7,515)	$(57,963)	$(28,216)
Add back:
Stock-based compensation expense	5,200	3,578	17,692	10,668
Litigation expenses(1)	4,230	—	8,270	—
Non-GAAP operating loss	$(13,467)	$(3,937)	$(32,001)	$(17,548)

Reconciliation of non-GAAP net loss:
GAAP net loss	$(25,384)	$(3,612)	$(62,796)	$(27,096)
Add back:
Stock-based compensation expense	5,200	3,578	17,692	10,668
Litigation expenses(1)	4,230	—	8,270	—
Loss on disposal of property and equipment	78	—	78	22
Non-GAAP net loss	$(15,876)	$(34)	$(36,756)	$(16,406)

Non-GAAP earnings per share:
Non-GAAP net loss	$(15,876)	$(34)	$(36,756)	$(16,406)
Non-GAAP weighted average shares used to compute net loss per share, basic and diluted	71,118,881	69,923,553	70,935,585	68,611,994
Non-GAAP net loss per share, basic and diluted	$(0.22)	$(0.00)	$(0.52)	$(0.24)

Reconciliation of non-GAAP net loss per share, basic and diluted:
GAAP net loss per share, basic and diluted	$(0.36)	$(0.05)	$(0.89)	$(0.39)
Add back:
Non-GAAP adjustments to net loss per share	0.14	0.05	0.37	0.15
Non-GAAP net loss per share, basic and diluted	$(0.22)	$(0.00)	$(0.52)	$(0.24)

Reconciliation of adjusted EBITDA:
GAAP net loss	$(25,384)	$(3,612)	$(62,796)	$(27,096)
Other expense (income), net	2,329	(4,277)	4,141	(1,845)
Interest expense	72	119	233	390
Income tax expense	86	255	459	335
Depreciation and amortization expense	1,510	1,505	4,071	4,485
Stock-based compensation expense	5,200	3,578	17,692	10,668
Litigation expenses(1)	4,230	—	8,270	—
Adjusted EBITDA	$(11,957)	$(2,432)	$(27,930)	$(13,063)
(1) Consists of professional fees and other costs incurred in connection with two separate lawsuits, one involving reciprocal false advertising and related claims with a competitor and one involving an effort to enforce our intellectual property. We believe the costs incurred related to these cases are outside of our ordinary course of business; therefore, exclusion of such costs aids to provide supplemental information and comparable financial results from period to period.